DRAFT: SUBJECT TO REVIEW
                                                        AND COMMENT BY AGSH&F
                                                        LEGAL OPINION COMMITTEE


                                 April 14, 2004

VCA Antech, Inc.
12401 West Olympic Blvd.
Los Angeles, CA  90064-1022



Re:  VCA Antech, Inc., Registration Statement on Form S-3
     (Registration No. 333-_______)


Ladies and Gentlemen:

     We have acted as counsel to VCA Antech, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "ACT"), of the offer and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the Rules and Regulations promulgated under the Act, by the Company of up to $250,000,000 aggregate amount of (i) the Company's common stock, par vale $0.001 per share (the "COMMON STOCK"), (ii) the Company's preferred stock, par value $0.001 per share (the "PREFERRED STOCK"),
(iii) debt securities of the Company (the "DEBT SECURITIES") and (iv) warrants of the Company to purchase other securities of the Company (the "WARRANTS," and collectively with the Common Stock, Preferred Stock and Debt Securities, the "COMPANY SECURITIES") and by the selling stockholder listed in the Registration Statement (the "SELLING STOCKHOLDER") of 6,846,937 shares of the Common Stock (the "SELLING STOCKHOLDER SHARES").

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.



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April 14, 2004
Page 2

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

     1. With respect to the Common Stock, when (i) the Company has taken all necessary action to duly authorize the issuance of the Common Stock, the terms of the offering thereof and related matters, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's certificate of incorporation, as then in effect, and duly authorized by all necessary corporate action on the part of the Company, (iii) the Common Stock has been issued, sold and delivered as described in the Registration Statement (including any post-effective amendment and/or prospectus supplement thereto) and (iv) the Common Stock has been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement duly authorized by the Company upon payment (or delivery) of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the Common Stock (including any shares of Common Stock issued (a) upon conversion, exchange or exercise of any other security in accordance with the terms of such security providing for such conversion, exchange or exercise as duly authorized by the Board, for the consideration approved by the Board), the shares of the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     2. With respect to the Preferred Stock, when (i) the Company has taken all necessary corporate action to duly authorize the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Delaware Secretary of State, prior to the issuance of such shares of Preferred Stock, a certificate of designations setting forth the resolution of the Board of Directors of the Company (the "BOARD") establishing the relative rights and distinguishing characteristics for such series of Preferred Stock, and (iii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive underwriting or similar agreement duly authorized by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock provided for therein), or (b) upon conversion, exchange or exercise of any other security in accordance with the terms of such security providing for such conversion, exchange or exercise as duly authorized by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     3. With respect to the Debt Securities, when (i) the Company has taken all necessary action to duly authorize the issuance of the Debt Securities, the terms of the offering thereof and related matters, (ii) the Debt Securities have been duly executed, authenticated, issued and



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April 14, 2004
Page 3


delivered in accordance with the terms of the an indenture (the "INDENTURE") between the Company and a trustee to be named therein and paid for by an underwriter, (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement authorized by the Company upon payment (or delivery) of the consideration therefore provided for therein, (iv) the Indenture has been duly executed and delivered, and (v) applicable provisions of the "blue sky" laws have been complied with, the Debt Securities (including any Debt Securities duly issued upon exchange, conversion or exercise of any shares of other securities that are exchangeable, convertible or exercisable into Debt Securities), the Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

     4. With respect to the Warrants, when (i) a Warrant Agreement relating to the Warrants (the "WARRANT AGREEMENT") and the Warrants have been duly authorized, executed, authenticated, issued and delivered and paid for by an underwriter, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to the Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to the Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement (including any post-effective amendment and/or prospectus supplement thereto), the Warrants and the Warrant Agreement will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and will be entitled to the benefits of the Warrant Agreement.

     5. When the Registration Statement relating to the Selling Stockholder Shares has become effective under the Act, the Selling Stockholder Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We have assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendment and/or prospectus supplement thereto) will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a post-effective amendment and/or a prospectus supplement will have been prepared and filed with the Commission describing the Company Securities offered thereby, (iii) the Company Securities will have been issued and sold in compliance with applicable U.S. federal and state



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April 14, 2004
Page 4


     securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive underwriting or similar agreement with respect to any Company Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Company Securities, (a) the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company has the necessary corporate power and due authorization, as applicable, and (c) the organizational or charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

B. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (the "LAWS") of (i) the federal laws of the United States and (ii) the General Corporation Law of the State of Delaware.

C. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

D. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Akin Gump Strauss Hauer & FELD LLP
                                        ---------------------------------------
                                        AKIN GUMP STRAUSS HAUER & FELD LLP